SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  __________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          AAMES FINANCIAL CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                          95-4340340
(State of Incorporation or Organization)                   (IRS Employer
                                                         Identification No.)

3731 WILSHIRE BOULEVARD, 10TH FLOOR, LOS ANGELES, CALIFORNIA       90010
(Address of Principal Executive Offices)                         (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

       Title of Each Class                Name of Each Exchange on Which
       TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
       -------------------                ------------------------------
            None


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

          5 1/2% Convertible Subordinated Debentures Due March 15, 2006

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Item 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED.
          ------------------------------------------
      Reference is made to the discussion set forth under the caption "Description of the Debentures" contained in the Form S-3 Registration Statement (Commission File No. 333-06969) (the "Registration Statement") of Aames Financial Corporation ("Registrant") under the Securities Act of 1933, as amended. Such discussion is incorporated herein by reference to the Registration Statement.

Item 2.   EXHIBITS.
          --------
 3.1 Certificate of Incorporation of the Registrant, as amended - incorporated by reference to Exhibit 3.1 to Registrant's Form 10-K for the fiscal year ended June 30, 1996 filed with the Commission on September 16, 1996.

 3.2 Bylaws of the Registrant, as currently in effect - incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, File No. 33-43237.

 4.1 Indenture - incorporated by reference from Registrant's Report on Form 10-Q for the Three and Nine Months ended March 31, 1996.


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
                                   SIGNATURE



      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 AAMES FINANCIAL CORPORATION




Date:  October 22, 1996          By:/s/ Barbara S. Polsky
                                    ---------------------
                                   Barbara S. Polsky
                                   Senior Vice President and General Counsel